NEWS	Exhibit 99.1

Kelly Lefferts
Executive Vice President, Chief Legal Officer & Secretary
(813) 830-4161

Bloomin’ Brands Announces Leadership Changes

TAMPA, Fla (August 4, 2025) – Bloomin’ Brands, Inc. (Nasdaq: BLMN) today announced a series of senior leadership appointments designed to build capability to support the company’s ongoing business turnaround, focusing on the Outback Steakhouse brand.

“The Bloomin Brands leadership team has broad operational and restaurant experience across diverse consumer facing businesses. As we reinvigorate sales and profit growth in our restaurants, our leaders are committed to our founder’s values of leading growth that is enabled by our people with a passion for guest hospitality,” said Mike Spanos, Chief Executive Officer. “These organizational updates enhance our bench strength, creating a more effective team that is committed to operational excellence.”

Executive Appointments & Transitions

•Eric Christel joins Bloomin’ Brands today, as Executive Vice President and Chief Financial Officer-Elect. Following a transition period concluding on or about September 8, 2025, he will assume the role of Chief Financial Officer. During this time, Christel will collaborate closely with the current CFO, Michael Healy, to ensure a smooth and effective transition of responsibilities.

Christel brings nearly two decades of financial leadership across the food and beverage sector, including his role as Senior Vice President and Chief Financial Officer of The Campbell’s Company’s Snacks Division and several leadership roles at PepsiCo from 2007 to 2020. Christel has extensive operating, FP&A, strategy, and transformation experience in complex businesses including both franchisee and franchisor models.

•Upon conclusion of the CFO transition, Michael Healy will assume the newly created role of Executive Vice President, Strategy & Transformation, where he will lead the strategic initiatives central to Bloomin’ Brands’ turnaround efforts, prioritizing Outback. Healy is a 16-year veteran of Bloomin Brands, possessing broad experience across operating and corporate finance, supply chain, and brand leadership roles. Healy will also lead our revenue management team. He will be supported by Susan Cline, recently promoted to Group Vice President, Strategy & Transformation, effective August 4, 2025. Cline’s 30 years of restaurant operations experience includes frontline and Managing Partner roles at Outback, as well as leadership roles at our Restaurant Support Center. Her excellent project management skills and restaurant operating experience will be critical as we execute the Outback turnaround.

•Jessica Mitory will join the Company on August 11, 2025, as Senior Vice President, Chief Human Resources Officer overseeing human resources, compensation and benefits, recruiting, employee development, and performance management. Mitory brings over 15 years of HR leadership across frontline operating and corporate functions, most recently serving as SVP, Global Total Rewards & Employee Experience at Advance Auto Parts and prior to that with Pepsi Beverages North America. She has worked in operating businesses in both company owned and franchise operations her entire career, including leading organizations through business transformations while enhancing the employee value proposition.

•Ali Charri has been appointed Senior Vice President, Guest Insights and Analytics, effective immediately, to lead the company’s strategic and marketing brand positioning, guest insights and analytics, and our digital capabilities. Charri has more than 20 years of experience in consumer insights, strategy, and marketplace analytics across restaurants and consumer-facing brands. Most recently, he served as Senior Vice President of Strategy and Insights at Darden Restaurants. He will lead the brand positioning of our brands within our portfolio in partnership with the brand marketing teams.

•As previously announced, Rafael Sanchez joined the Company on June 30, 2025, as Senior Vice President and Chief Information Officer. Sanchez has over 25 years of IT leadership experience spanning the restaurant, retail, hospitality, and entertainment industries. His extensive background will be instrumental in integrating our technology to make the guest experience faster and easier while also helping our team members to work more effectively. Sanchez served previously as the CIO of Six Flags, CIO of Feld Entertainment, and most recently as SVP, Information Technology of Davidson Hospitality Group.

•Randy Scruggs has been promoted to Senior Vice President, Supply Chain. Scruggs has two decades of experience in the food industry, most recently as the Company’s VP Supply Chain. Scruggs and his team have demonstrated noteworthy expertise in sourcing and logistics with a commitment to operational and quality excellence. Under his leadership, he and his team have delivered consistent productivity improvements while improving our product specifications.

•Tara Kurian has been promoted to Senior Vice President, IR, FP&A, and International. Formerly Vice President, Corporate Finance and Investor Relations, Kurian will take on expanded international responsibilities. In addition, Kurian will partner with Healy and the Strategy Transformation team as the primary finance support in strategic projects and annual planning. Kurian has deep financial expertise, banking, and business acumen to position her well to excel in this role.

•John Bettin will join the Company September 2, 2025, as Senior Vice President, President of Bonefish Grill. Bettin is a veteran hospitality executive with more than 30 years of leadership experience in the restaurant industry, starting as a Sous Chef. He most recently served as Chief Executive Officer of Miller’s Ale House, and was CEO of The Palm Restaurant Group, and Tavistock Restaurant Collection. His strategic leadership, operational acumen, and guest centricity are well suited as we develop our future strategic plan for Bonefish Grill.

•Mark Graff, the Company’s current EVP and President of Bonefish Grill and Fine Dining will depart the Company November 1, 2025.

“On behalf of our Board and the entire organization, I want to thank Mark for his years of dedicated service,” said Spanos. “His leadership helped shape our company’s success and laid the foundation for the future of our brands.”

Brand and Corporate Leadership

•The remainder of our brand leadership remains unchanged, with Patrick Hafner, Kelia Bazile, and Sheilina Henry continuing to lead Outback Steakhouse, Carrabba’s Italian Grill, and Fleming’s Prime Steakhouse & Wine Bar, respectively. Kelly Lefferts remains in her position as Executive Vice President, Chief Legal Officer and Secretary and Lissette Gonzalez remains in her positions as Executive Vice President, Chief Commercial Officer.

“As we look to shape Bloomin’ Brands’ future, our priorities are to simplify the business and consistently deliver a great guest experience while balancing our longer-term priorities to turnaround Outback and drive sustainable sales and profit growth, and realigning our leadership team is a critical step in strengthening operational focus, agility, and accountability,” said Spanos.

Additional information regarding the background and experience of our leadership team is available on our website in the “Our Company – Executive Leadership Team” section.

Investor Information
As previously announced, the Company will release results for the fiscal second quarter ended June 29, 2025, on Wednesday, August 6, 2025, at approximately 6:30 AM EST, which will be followed by a conference call to review its financial results at 8:00 AM EST the same day. The call will be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company’s restaurant portfolio includes Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company owns, operates and franchises more than 1,450 restaurants in 46 states, Guam and 12 countries. For more information, please visit bloominbrands.com.

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